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As filed with the Securities and Exchange Commission on December 20, 1999

                                                           File No. 333 -

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                                   ----------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               OBJECT DESIGN, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)


         DELAWARE                                            02-0424252
         --------                                            ----------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            dentification No.)


25 MALL ROAD, BURLINGTON, MASSACHUSETTS                        01803
---------------------------------------                        -----
(Address of principal executive offices)                     (Zip Code)


                       1997 NONQUALIFIED STOCK OPTION PLAN
                -------------------------------------------------
                            (Full title of the plans)

                                Robert N. Goldman
                 Chairman, President and Chief Executive Officer
                               Object Design, Inc.
                                  25 Mall Road
                         Burlington, Massachusetts 01803
                                 (781) 674-5000
          ------------------------------------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

  Brian Greene, Esq.                          John D. Patterson, Jr., Esquire
  General Counsel                             Robert W. Sweet, Jr., Esquire
  OBJECT DESIGN, INC.                         FOLEY, HOAG & ELIOT LLP
  25 Mall Road                                One Post Office Square
  Burlington, MA 01803                        Boston, Massachusetts 02109
  (781) 674-5000                              (617) 832-1000

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

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed
Title of                            Proposed         Maximum
Securities            Amount        Maximum          Aggregate      Amount of
to be                 to be         Offering Price   Offering       Registration
Registered            Registered    Per Share        Price          Fee

Common Stock          1,000,000     $10.10 (1)       $10,100,000    $2,666
(par value $0.001)    shares

--------------------------------------------------------------------------------

Totals                1,000,000                      $10,100,000    $2,666


         (1) Estimated pursuant to Rule 457 (c) and (h) based on an assumed exercise price of $10.10, which is the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on December 17, 1999.



                                EXPLANATORY NOTE


         On July 17, 1997, the Company filed a Registration Statement on Form S-8 (File No. 333-31521) for purposes of effecting the registration under the Securities Act of, among other shares, 1,500,000 shares of Common Stock issuable by the Company pursuant to its 1997 Nonqualified Stock Option Plan (the "1997 Plan"). Subsequently, on October 28, 1998, the Company filed a Registration Statement on Form S-8 (File No. 333-66219) for purposes of effecting the registration under the Securities Act of, among other shares, an additional 1,000,000 shares of Common Stock issuable by the Company pursuant to its 1997 Plan, and on July 23, 1999, the Company filed a Registration Statement on Form S-8 (File No. 333-83645) for purposes of effecting the registration under the Securities Act of, among other shares, an additional 1,000,000 shares of Common Stock issuable by the Company pursuant to its 1997 Plan. The contents of the foregoing registration statements are incorporated by reference herein.

         On October 14, 1999 the Board of Directors adopted and approved an amendment to the 1997 Plan for the purpose of increasing the aggregate number of shares of Common Stock subject to issuance under the 1997 Plan, as amended, from 3,500,000 to 4,500,000. This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 1,000,000 shares of Common Stock issuable pursuant to the 1997 Plan by reason of the foregoing amendment.

ITEM 8.  EXHIBITS.

5.1      Opinion of Counsel

23.1     Consent of Independent Accountants

23.2     Consent of Counsel (included in Exhibit 5.1)

24.1     Power of Attorney (contained on the signature page)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Massachusetts, on this 20th day of December, 1999.


                              OBJECT DESIGN, INC.

                              By:/s/ Robert N. Goldman
                                 -----------------------------------------------
                                 Robert N. Goldman
                                 Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert N. Goldman and Lacey P. Brandt, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                               Date
---------                     -----                               ----


/s/ Robert N. Goldman
-----------------------        Chairman, President and             Dec. 20, 1999
Robert N. Goldman              Chief Executive Officer
                               (Principal Executive
                               Officer) and Director


/s/ Lacey P. Brandt
-----------------------        Chief Financial Officer             Dec. 20, 1999
Lacey P. Brandt                and Treasurer (Principal
                               Financial Officer and
                               Principal Accounting
                               Officer)


/s/ Justin J. Perreault
-----------------------        Director                            Dec. 20, 1999
Justin J. Perreault



/s/ Gerald B. Bay
-----------------------        Director                            Dec. 20, 1999
Gerald B. Bay



/s/ Arthur J. Marks
-----------------------        Director                            Dec. 20, 1999
Arthur J. Marks



/s/ Kevin J. Burns
-----------------------        Director                            Dec. 20, 1999
Kevin J. Burns



/s/ David A. Litwack
-----------------------        Director                            Dec. 20, 1999
David A. Litwack

                                  EXHIBIT INDEX

Exhibit
   No.            Description
-------           -----------

 5.1              Opinion of Counsel

23.1              Consent of Independent Accountants

23.2              Consent of Counsel (included in Exhibit 5.1)